Exhibit 10.1

EXECUTIVE SEVERANCE AGREEMENT AND RELEASE OF CLAIMS

This Executive Severance Agreement and Release of Claims (“Agreement”) is made by and between Command Center, Inc. (the “Company”) and Ronald L. Junck (“Executive”).

RECITALS

A.
Executive is voluntarily resigning from his employment with the Company.

B.
The Company wishes to provide for a severance payment to Executive and Executive and Company wish to release each other from any and all claims arising from or related to Executive’s employment relationship with the Company.

C.
The parties are simultaneously entering into a consulting agreement (the “Consulting Agreement”).

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as the “Parties”) hereby agree as follows:

1.
Resignation.

Executive acknowledges that he submitted his resignation as an officer and employee of the Company, to be effective on May 25, 2018. Executive acknowledges and agrees that his employment in any capacity with the Company, including as Executive Vice President and General Counsel, shall cease as of the end of business on May 25, 2018 (the “Effective Date”). Notwithstanding the foregoing, Executive shall continue to perform all of his duties as Executive Vice President and General Counsel of the Company through the Effective Date.

2.
Consideration.

(a)
Executive shall continue to receive his regular base pay through the Effective Date. If Executive is presently a participant in any of the health insurance plans offered by Company, unless cancelled by Executive, his participation shall continue through the Effective Date or May 31, 2018, whichever is later, subject to deduction from Executive’s pay for Executive’s usual and required share of premiums. Executive will not be eligible to participate in any of Company’s other benefits programs beyond the Effective Date.

(b)
As further consideration, provided Executive has not rescinded this Agreement in accordance with Section 7 below, the Company will pay to Executive, over the course of four months in regular installments, severance in the additional gross amount of $75,000. Severance payments will be made in two-week intervals on the Company’s regular payroll dates, less appropriate withholdings as supplemental wages, beginning June 8, 2018, and continuing through September 28, 2018. Executive agrees and acknowledges no additional severance payments will be made to Executive after this date.

(c)
Additionally, not later than ten days after the Effective Date, the Company shall pay Executive an amount equal to $9,824.28, less usual withholdings, as and for full payment of all of Executive’s accrued but unused vacation time. The parties agree that no additional vacation or sick leave time will accrue after the Effective Date and that the payment specified herein regarding vacation time includes all vacation time payments due to Executive. No payment for accrued but unused sick time will be made to Executive.

(d)
Executive acknowledges that except for the payments set forth in this Section 2 and any payments that may become due under the Consulting Agreement, no other compensation or payments are due and that no additional amounts will be paid to him under this Agreement.

3.
Effective Upon Execution. This Agreement shall become effective upon execution by both parties; provided however, Executive shall have the right to rescind this Agreement in accordance with Section 7 below within seven (7) days following the date this Agreement is fully executed. In the event Executive exercises his right to rescind this Agreement, all of the provisions hereof, including any compensation to be paid to Executive in excess of the payments specified in Section 2.a and 2.c above, shall be null and void.

4.
Return of Property. Executive shall destroy or return, as specified by Company and at Company’s expense, all Company property and confidential and proprietary information in his possession within 60 days following receipt of Company’s instructions for destruction or return. If so requested by Company, Executive will provide a written certification that such destruction and/or return has been completed. Company acknowledges that Executive has provided to Company information as to all password-protected systems, websites and files that he has used and/or accessed during his employment, along with the user identification, passwords and all other login credentials that may be required to access such systems, sites and files, all of which Executive represents to be complete and accurate. Company also acknowledges that, Executive has also prepared and submitted to Company copies of all electronic files in Executive’s possession that belong to Company or that constitute work product or Confidential Information of or related to the Company and/or Executive’s work for and/or representation of Company, all of which Executive represents to be complete and accurate. Executive acknowledges that following the Effective Date, any items of personal property belonging to him and located at the office of the Company, shall be deemed to have been given and transferred by him to the Company.

5.
Release of Claims by Company.

(a)
Company releases Executive and his heirs, successors and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action, loss or expense of every kind and description, whether presently known or unknown, suspected or unsuspected, that Company may possess arising from any omissions, acts or facts, that have occurred up until and including the Effective Date, including without limitation, any and all claims relating to or arising from Executive’s relationship or prior dealings with the Company, including but not limited to Executive’s employment with the Company, and excepting only claims for acts of theft, fraud or embezzlement.

(b)
Any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. Any determination for clawback or recovery shall be made in accordance with any applicable law or regulation.

6.
Release of Claims by Executive. Except as otherwise specifically provided herein, Executive releases the Company and its officers, directors, representatives and affiliated companies, successors and assigns, on behalf of himself, and his heirs, family members, representatives, successors and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action, loss or expense of every kind and description, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts, that have occurred up until and including the Effective Date, including, without limitation:

(a)
all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

(b)
all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment of any kind; retaliation; constructive discharge; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract, business relationship or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and all other causes of action;

(c)
all claims for violation of any federal, state or municipal statute, ordinance, rule or regulation, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, and the Older Workers Benefit Protection Act;

(d)
all claims pursuant to any “whistleblower” law or regulation;

(e)
all claims arising out of any other laws and regulations relating to employment or employment discrimination, harassment or retaliation; and

(f)
all claims for attorneys’ fees and costs.

The parties acknowledge and agree that the releases set forth herein shall not apply to and shall have no effect whatsoever on shares of the Company’s common stock or stock options directly or indirectly owned by Executive now or at any time in the future, all of which shall remain the property of Executive. Notwithstanding anything herein, any stock options previously issued by Company to Executive as of the Effective Date shall vest, if at all, pursuant to the terms of the stock option award granted to Executive. Any stock options previously issued to Executive and that are vested or which will become vested and exercisable under the terms of the specific option award will terminate pursuant to the Stock Incentive Plan under which the options were issued to Executive.

Notwithstanding the releases set forth herein, to the fullest extent of the law, as well as the Articles of Incorporation, as amended, and the Bylaws, as amended, Company shall continue to indemnify Executive as a former officer of the Company.

The Company and Executive agree that the releases set forth in this section shall be and remain in effect in all respects as a complete general releases as to all matters, except as otherwise specified. These releases do not extend to any obligations incurred under this Agreement or the Consulting Agreement.

7.
Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the date this Agreement is signed by Executive. Executive acknowledges that the consideration given for this waiver and release agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he could have at least twenty-one (21) days within which to consider this Agreement and that if he voluntarily chooses not to utilize the full twenty-one (21) calendar days, he has had a fully adequate opportunity to review this Agreement before signing it; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke or rescind the Agreement; and (d) this Agreement shall not be effective until after the revocation period has expired.

8.
No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein. If Executive has brought any administrative claims or complaints with any governmental agency, against the Company and/or any officer, director or employee of the Company, all such claims are hereby fully settled and resolved under the terms of this Agreement.

9.
Confidential Information.

(a)
For purposes of this Agreement, the words “Confidential Information” include all of the following:

(1)
The methods, procedures, plans, techniques, systems, data, processes, formats and designs utilized in Company’s operations;

(2)
The software utilized by Company;

(3)
All information relating to Company’s financial condition and operational and financial plans and goals;

(4)
All information pertaining to Company’s customers, as well as prospective customers, including customer lists and usage patterns, pricing and bidding practices, customer contact information, and marketing and sales practices, methods and plans;

(5)
All business forms and all operations, sales and training manuals; and

(6)
All other information which by its nature would be reasonably understood to be confidential.

(b)
Executive agrees not to disclose any Confidential Information to others, use any Confidential Information for his own benefit or make copies of any Confidential Information without Company’s written consent, whether during or after Executive’s employment with Company. Executive also agrees to destroy or return all Confidential Information in his possession to Company as provided in Section 4 hereof.

(c)
For purposes of this Agreement the words “Confidential Information” do not include any information that is or becomes generally available to the public, other than as a result of disclosure in violation of this agreement.

10.
Nondisparagement.

(a)
From the date of execution of this Agreement and continuing for a period of one year, Executive shall (i) refrain from making any public disparaging statements concerning Company, its officers, directors, employees or representatives or its business or operations and (ii) refrain from posting on any Internet site or online message board, chat room or blog any statement concerning Company, whether disparaging or not. Similarly, from the date of execution of this Agreement and continuing for a period of one year, the Company agrees to refrain from making or posting any disparaging statement about or concerning Executive.

(b)
Should any third parties, including prospective employers, inquire as to the employment of Executive with Company, Company will confirm Executive’s dates of employment, title, final rate of pay, and separation via voluntary resignation/retirement.

(c)
This Section 10 shall not prohibit the Parties from disclosing any information in response to a lawful subpoena or court order requiring disclosure of information or otherwise as required by law. Similarly, this section is not intended to prevent either party from providing truthful testimony and information regarding the other party in any administrative proceeding, when requested by a governmental agency to do so, whether with or without a subpoena.

11.
Costs. Except as otherwise specifically stated herein, the Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

12.
Arbitration. The Parties agree that all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration before the American Arbitration Association, at its office located nearest the Company’s corporate office in Denver, Colorado, under its Employment Dispute Resolution Rules. The Parties agree that the prevailing party in any arbitration shall be entitled to a judgment, order and injunctive relief as may be appropriate in any court of competent jurisdiction to enforce the arbitration award. Nothing set forth in this section shall prevent either party from seeking injunctive relief in a court of competent jurisdiction.

13.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

14.
No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

15.
Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable or void, that provision shall be modified so that it is legal and enforceable and in a manner which most closely reflects the intent of the Parties.

16.
Entire Agreement. Except as provided in the following sentence, this Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive’s separation from the Company and supersedes and replaces all prior agreements and understandings. All of the covenants and other post-employment provisions of any employment contract entered into between the Parties, which are specified to survive termination of employment or which by their nature apply following termination of employment, shall remain in full force and effect.

17.
No Oral Modification. This Agreement may only be amended in writing signed by Executive and the Company.

18.
Governing Law. This Agreement shall be governed by the laws of the State of Colorado.

19.
Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

20.
Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

21.
Further Assurances. Following the effective date of this Agreement, Executive shall sign and deliver such further documents and instruments as may be reasonably requested by Company or its counsel, for purposes of carrying out the intent of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE

Ronald L. Junck
Ronald L. Junck

Date: May 25, 2018

COMMAND CENTER, INC.

Richard K. Coleman, Jr.
Richard K. Coleman, Jr.
President & CEO

Date: May 25, 2018